Morgan Stanley Convertible Securities Trust
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security    Date   Price    Shares  % of    Total         Purcha  Broker
            of     Of       Purcha  Assets  Issued        sed
            Purcha Shares   sed                           By
            se                                            Fund
Anthem      10/29/  $36.00   14,100 0.626%  $1,728,000,0  0.029%  Goldman
Inc.          01                                      00          Sachs
Anthem      10/29/  $50.00   50,000 0.960%  $230,000,000  1.087%  Merrill,
Convertibl    01                                                  Banc of
e                                                                 America,
Preferred                                                         JP
                                                                  Morgan,
                                                                  UBS
                                                                  Warburg,
                                                                  ABN
                                                                  Amro,
                                                                  Credit
                                                                  Suisse
                                                                  First
                                                                  Boston
ASM         10/17/  $100.0    1,000 0.038%  $575,000,000  0.174%  Goldman
Lithograph    01         0                                        Sachs,
y                                                                 ABN Amro
King        11/01/  $100.0    2,000 0.077%  $345,000,000  0.580%  Banc of
              01         0                                        America,
                                                                  UBS
                                                                  Warburg,
                                                                  Merrill
                                                                  Lynch,CI
                                                                  BC,SG
                                                                  Cowen,Go
                                                                  ldman
                                                                  Sachs,Sa
                                                                  lomon
                                                                  Smith
                                                                  Barney
Prudential  12/18/  $27.50   22,200 0.793%  $3,025,000,0  0.020%  Goldman
Financial     01                                      00          Sachs
Inc.
Prudential  12/12/  $50.00   40,000 0.768%  $600,000,000  0.007%  Goldman
Financial     01                                                  Sachs
Inc.
Solectron   12/20/  $25.00   100,00 0.960%  $1,000,000,0  0.025%  Goldman
              01                  0                   00          Sachs,
                                                                  Banc of
                                                                  America,
                                                                  JP
                                                                  Morgan
Swiss Re    11/15/  $100.0    1,000 0.038%  $1,150,000,0  0.087%  JP
              01         0                            00          Morgan,
                                                                  Morgan
                                                                  Stanley,
                                                                  Credit
                                                                  Suisse
                                                                  First
                                                                  Boston
Adaptec     02/27/  $100.0    1,000 0.039%  $250,000,000  0.400%  Bear
Convertibl    02         0                                        Stearns,
e Pfd                                                             Merrill
                                                                  Lynch,
                                                                  Banc of
                                                                  America
Axcelis     01/09/  $100.0    1,000 0.039%  $125,000,000  0.80%   Salomon
Tech          02         0                                        Smith
Convertibl                                                        Barney,
e Pfd                                                             SG Cowen
Ford        01/25/  $50.00   60,000 1.159%  $5,000,000,0  0.060%  Goldman
Capital       02                                      00          Sachs,
Trust II                                                          JP
6.50%                                                             Morgan,
Convertibl                                                        Salomon
e Pfd                                                             Smith
                                                                  Barney
General     02/28/  $25.00   40,000 0.386%  $1,150,000,0  0.087%  Merrill
Motors Ser    02                                      00          Lynch,
A 4.50%                                                           Goldman
Convertibl                                                        Sachs,
e Pfd                                                             Banc of
                                                                  America,
                                                                  Salomon
                                                                  Smith
                                                                  Barney
General     02/28/  $25.00   80,000 0.772%  $2,600,000,0  0.077%  Merrill
Motors Ser    02                                      00          Lynch,
B 5.25%                                                           Goldman
Convertibl                                                        Sachs,
e Pfd                                                             Banc of
                                                                  America,
                                                                  Salomon
                                                                  Smith
                                                                  Barney